                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        OPTA FOOD INGREDIENTS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                        OPTA FOOD INGREDIENTS, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

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    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          OPTA FOOD INGREDIENTS, INC.

                               25 WIGGINS AVENUE
                               BEDFORD, MA 01730
                                (617) 276-5100
                              FAX: (617) 276-5101

                                                                    May 9, 1997

Dear Stockholder:

  In our Proxy Statement for the 1997 Annual Meeting of Stockholders, two beneficial owners of more than 5% of the Company's Common Stock were inadvertently omitted from the table on page 5. Accordingly, we have enclosed a revised table of "Security Ownership of Certain Beneficial Owners and Management." The remainder of the Proxy Statement, the Notice of Annual Meeting of Stockholders and the Proxy Card are unchanged.

  We hope you can attend the Annual Meeting in person to vote your shares. However, regardless of whether or not you plan to attend the Annual Meeting, you are urged to vote, sign, date and mail the Proxy Card which has been previously provided to you.

  We apologize for any confusion this may cause and appreciate your prompt and careful consideration of these and the other materials which have been delivered to you in connection with the Annual Meeting.

                                          Sincerely,

                                          LEWIS C. PAINE, III
                                          Chairman of the Board, Chief
                                          Executive Officer and President

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 25, 1997, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all Directors and executive officers of the Company as a group.

                                                   SHARES          PERCENTAGE
    NAME AND ADDRESS**                      BENEFICIALLY OWNED(1) OF TOTAL (1)
    ------------------                      --------------------- ------------
Nouvelle Holding Guyomarc'h S.A. (2).......       1,386,674          12.63%
 14 Rue Lafayette 75009
 Paris, France 48 01 98 50
David A. Rocker (3)........................       1,049,800           9.56%
 Suite 1759
 45 Rockefeller Plaza
 New York, NY 10111
State of Wisconsin Investment Board (4)....       1,040,000           9.47%
 P.O. Box 7842
 Madison, WI 53707
Crown Advisors, Ltd. (5)...................         829,500           7.55%
 67 East Park Place, 8th Floor
 Morristown, NJ 07960
Dimensional Fund Advisors, Inc. (6)........         671,500           6.12%
 1129 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
New Enterprise Associates IV, Limited
 Partnership (7)...........................         577,500           5.26%
 1119 Saint Paul Street
 Baltimore, MD 21202
A. S. Clausi (8)...........................          31,944            *
Anthony B. Evnin, Ph.D. (9)................         326,926           2.98%
Harry Fields (10)..........................          20,833            *
Christopher F.O. Gabrieli (11).............          48,125            *
Glynn C. Morris (12).......................           3,000            *
Charles W. Newhall, III (13)...............         601,809           5.48%
Lewis C. Paine, III (14)...................         176,246           1.61%
Frederic Stevenin (15).....................       1,386,674          12.63%
Arthur J. McEvily, Ph.D. (16)..............          57,751            *
Joel A. Stone (17).........................          54,930            *
All Directors and executive officers as a
 group (11 persons) (18)...................       2,708,238          24.66%

--------
 * Represents beneficial ownership of less than 1% of the Company's outstanding Common Stock.
** Address provided for beneficial owners of 5% or more of the Company's outstanding Common Stock only.

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

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The persons or entities named in the above table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except as otherwise noted. The percentage of beneficial ownership of Common Stock of each stockholder named in the above table is based upon the 10,981,015 shares of Common Stock issued and outstanding at March 25, 1997, and is calculated by treating any options held by such person and exercisable within 60 days after March 25, 1997 as having been exercised for Common Stock, but without deeming such options to have been exercised for purposes of computing beneficial ownership of Common Stock of any other stockholder. Beneficial ownership of Common Stock by all Directors and executive officers as a group assumes such exercises of options by the members of such group, but not by others.

(2) Based solely upon information reported on Schedule 13D as filed with the Securities and Exchange Commission on January 9, 1997 on behalf of Nouvelle Holding Guyomarc'h S.A. ("Nouvelle") and Compagnie Financiere de Paribas ("Paribas"). Includes 1,386,674 shares held of record by Nouvelle. As the holder of approximately 95% of the capital stock of Nouvelle, Paribas may be deemed to have sole voting and dispositive power over such shares held of record by Nouvelle. Paribas disclaims beneficial ownership of such shares.

(3) Includes 953,800 shares over which Rocker Partners, L.P. exercises investment discretion as reported on Schedule 13F as filed with the Securities and Exchange Commission. Also includes 91,000 shares issuable upon exercise of warrants owned by Rocker Partners, L.P., and 61,600 shares held of record and 5,000 shares issuable upon the exercise of warrants owned by Compass Holdings, Ltd., and 24,000 shares held of record owned by Centennial Partners I, L.P. as reported on Schedule 13D as filed with the Securities and Exchange Commission. The Company believes that 550,000 shares reported as held of record by Rocker Partners, L.P. on the
    Schedule 13D are included within the 953,800 shares reported on the
    Schedule 13F and that David A. Rocker possesses sole power to vote the shares reported on the Schedules 13F and 13D (inclusive of shares acquirable upon exercise of the warrants) and sole power to dispose or direct the disposition of all the shares reported on the Schedules 13F and 13D (inclusive of shares acquirable upon exercise of the warrants).

(4) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on January 28, 1997.

(5) Based solely on information reported on Schedule 13F as filed with the Securities and Exchange Commission. Includes 829,500 shares over which Crown Advisors, L.P. exercises investment discretion.

(6) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 13, 1997 on behalf of Dimensional Fund Advisors Inc. ("DFA") an investment advisor registered under the Investment Advisors Act of 1940 (the "Investment Advisors Act"). DFA exercises sole voting power with respect to 444,000 of such shares and sole dispositive power with respect to 671,500 shares, and may be deemed to be the beneficial owner of all such shares. Persons who are officers of DFA also serve as officers of DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Advisors Act. In their capacity as officers of the Fund and the Trust, these persons vote 92,000 of such shares held by the Fund and 134,900 shares held by the Trust.

(7) Includes 105,000 shares held of record by New Enterprise Associates IV, Limited Partnership and 472,500 shares held of record by New Enterprise Associates VI, Limited Partnership. NEA Partners VI, Limited Partnership, NEA Partners IV, Limited Partnership, Frank A. Bonsal, Jr., C. Richard Kramlich, Arthur J. Marks, Thomas C. McConnell, Charles W. Newhall, III, and Nancy L. Dorman may be deemed to have shared voting and dispositive power over such shares. Messrs. Bonsal, Kramlich, Marks, McConnell, Newhall and Ms. Dorman disclaim beneficial ownership of such shares.

(8) Includes 21,944 shares which Mr. Clausi may acquire upon the exercise of options within 60 days after March 25, 1997.

(9) Includes 12,500 shares which Dr. Evnin may acquire upon the exercise of options within 60 days after March 25, 1997. Also includes 207,163 shares held by Venrock Associates and 92,882 shares held by Venrock Associates II, L.P. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P. and may be deemed to have shared voting and dispositive power over such shares, but disclaims beneficial ownership of such shares.

(10) Includes 14,166 shares which Mr. Fields may acquire upon the exercise of options within 60 days after March 25, 1997.

(11) Includes 12,500 shares which Mr. Gabrieli may acquire upon exercise of options within 60 days after March 25, 1997. Also includes 30,191 shares held by Bessemer Venture Partners II L.P. Mr. Gabrieli is a general partner of Deer II & Co., the general partner of Bessemer Venture Partners II L.P. Mr. Gabrieli shares voting and investment power with the general partners of such entity, with respect to the shares held by Bessemer Venture II L.P., and disclaims beneficial ownership of such shares.

(12) Represents shares which Mr. Morris may acquire upon the exercise of options within 60 days after March 25, 1997.

(13) Includes 12,500 shares which Mr. Newhall may acquire upon the exercise of options within 60 days after March 25, 1997. Also includes 577,500 shares held of record by New Enterprise Associates IV, Limited Partnership and New Enterprise Associates VI, Limited Partnership. See Note 7 above.

(14) Includes 71,000 shares which Mr. Paine may acquire upon the exercise of options within 60 days after March 25, 1997.

(15) Includes 1,386,674 shares held of record by Nouvelle. See Note 2 above. Mr. Stevenin is an officer of Paribas Affaires Industrielles ("PAI"), and may be deemed to be an indirect beneficial owner of such shares owned by Nouvelle because PAI and Nouvelle are each primarily owned by Paribas. Mr. Stevenin disclaims beneficial ownership of such shares.

(16) Includes 56,106 shares which Dr. McEvily may acquire upon the exercise of options within 60 days after March 25, 1997.

(17) Includes 25,000 shares which Mr. Stone may acquire upon the exercise of options within 60 days after March 25, 1997.

(18) Includes an aggregate of 228,716 shares which may be acquired upon the exercise of options within 60 days after March 25, 1997.

                                       4